Exhibit 99.1

CUBIST PHARMACEUTICALS TO ACQUIRE TRIUS THERAPEUTICS

Adds Highly Complementary, Late-Stage Antibiotic Candidate, Tedizolid,

and Bolsters Cubist’s Global Leadership in the Acute Care/Hospital Environment

Lexington, Mass., and San Diego, Calif. —  July 30, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) and Trius Therapeutics, Inc. (NASDAQ: TSRX) today announced that they have signed a definitive agreement under which Cubist will acquire all outstanding shares of Trius for $13.50 per share in cash or approximately $707 million on a fully diluted basis. In addition to the upfront cash payment, each Trius stockholder will receive one Contingent Value Right (CVR), entitling the holder to receive an additional cash payment of up to $2.00 for each share they own if certain commercial sales milestones are achieved. The total transaction is valued at up to $818 million on a fully diluted basis. The transaction has been approved by the Boards of Directors of both companies.  The companies’ expectation is to close the transaction later this year, subject to required regulatory approvals and other customary closing conditions. Cubist will host a conference call and webcast today at 6:00 p.m. ET (details below).

Trius brings to Cubist a highly complementary, late-stage antibiotic candidate, tedizolid phosphate (TR-701), as well as several pre-clinical antibiotic programs.  Tedizolid phosphate is an IV and orally administered second generation oxazolidinone in development for the potential treatment of certain Gram-positive infections, including methicillin-resistant Staphylococcus aureus (MRSA).  Tedizolid phosphate met all primary and secondary endpoints in two Phase 3 clinical trials studying patients with acute bacterial skin and skin structure infections (ABSSSI). Trius has partnered with Bayer Pharma AG for the development and commercialization of tedizolid phosphate outside of the U.S., Canada and the European Union. It is currently expected that a New Drug Application for tedizolid phosphate seeking approval for an indication in ABSSSI will be submitted to the U.S. Food and Drug Administration (FDA) during the second half of 2013 and a Marketing Authorization Application will be submitted to the European Medicines Agency in the first half of 2014.

“Trius is a tremendous strategic fit with Cubist that supports our Building Blocks of Growth long-range goals while extending our global leadership in the acute care environment,” said Cubist Chief Executive Officer Michael Bonney.  “Tedizolid is an exciting late-stage antibiotic candidate that we believe has the potential to be an important new tool in the infectious disease community’s battle against resistant infections caused by MRSA.  We have a high regard for the entire Trius team and the excellent work they have done with the tedizolid program and their promising discovery programs. We believe our extensive clinical, regulatory, and commercial experience in acute care will allow us to complement this team’s work and maximize the potential for tedizolid while driving substantial near and long-term benefits for hospitals, patients and shareholders alike.”

“As a recognized leader in acute care, we believe Cubist is best-positioned to maximize tedizolid’s potential to patients in the U.S. and other world regions,” said Jeffrey Stein, Ph.D., President and CEO of

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Trius. “This transaction culminates years of intense work by the Trius team to achieve this outcome, and our shareholders are being rewarded for their involvement and support of the company.”

The terms of the non-tradable CVR include an additional payment of up to $2.00 if certain sales milestones are achieved.  The CVR will entitle each Trius stockholder to receive $1.00 per share if net sales of tedizolid in the U.S., Canada and Europe are greater than or equal to $125 million in 2016 and up to an additional $1.00 per share, paid on a pro rata basis, for 2016 net sales between $125 million and $135 million.

Barclays is acting as the exclusive financial advisor to Cubist, and Ropes & Gray LLP is serving as its legal counsel. Citi and Centerview Partners LLC are acting as financial advisors to Trius, and Cooley LLP is serving as its legal counsel.

Cubist Conference Call Information

*******************************CONFERENCE CALL & WEBCAST INFORMATION***********************

Tuesday, July 30, 2013 at 6:00 pm ET
U.S./Canada Attendee Dial-in: (866) 706-4759
International Attendee Dial-in: (484) 756-4327
Attendee Passcode: 073013
24-HOUR REPLAY U.S./CANADA: (855) 859-2056
24-HOUR REPLAY INTERNATIONAL: (404) 537-3406
Conference ID:  26269970
CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
https://cubist.webex.com/cubist/onstage/g.php?t=a&d=628926950
Attendee Password: 073013
Replay will be available for 90 days at www.cubist.com

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About tedizolid phosphate

Tedizolid phosphate (also known as TR-701) is a novel oxazolidinone antibiotic drug candidate that is rapidly converted in vivo by phosphatases to the microbiologically active moiety TR-700. TR-700 is a protein synthesis inhibitor that interacts with the 23S ribosomal ribonucleic acid (rRNA) of the bacterial ribosome, thereby preventing the initiation of translation by inhibiting formation of the initiation complex. Tedizolid phosphate is being developed for both oral and intravenous (IV) administration in the potential treatment of acute bacterial skin and skin structure infections (ABSSSI, also known as complicated skin and skin structure infections, or cSSSI). It is also being developed for potential use in nosocomial pneumonia (hospital-acquired bacterial pneumonia [HABP] and ventilator-associated bacterial pneumonia [VABP]), and other indications in which Gram-positive pathogens are major contributors to infection.

Two Phase 3 studies in ABSSSI/cSSSI demonstrated that tedizolid 200 mg once daily for six days was statistically non-inferior to 10 days of linezolid 600 mg twice daily for the primary efficacy endpoints. Secondary endpoints were also met.  In these studies, the adverse event rate was low for both tedizolid and linezolid treated patients. Gastrointestinal adverse events (diarrhea, nausea and vomiting) were the most commonly reported in both treatment groups, with the incidence of these events lower in patients receiving tedizolid.

In January 2013, the FDA designated tedizolid phosphate as a Qualified Infectious Disease Product (QIDP) under the GAIN Act for the indications of ABSSSI and HABP/VABP. The QIDP designation for tedizolid phosphate allows for certain incentives for the development of new antibiotics, including Priority Review, eligibility for Fast Track status, and if tedizolid phosphate is ultimately approved by the FDA, a five year extension of Hatch-Waxman exclusivity.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

About Trius Therapeutics

Trius Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for serious infections. The Company’s lead investigational drug, tedizolid phosphate, is a novel antibiotic in Phase 3 clinical development for the treatment of serious Gram-positive infections, including those caused by methicillin-resistant Staphylococcus aureus (MRSA). Trius has partnered with Bayer HealthCare for the development and commercialization of tedizolid phosphate outside of the U.S., Canada and the European Union. In addition to the Company’s tedizolid phosphate clinical program, Trius has initiated Investigational New Drug (IND) enabling studies for its Gyrase-B development candidate with potent activity in vitro against Gram-negative bacterial pathogens including multi-drug resistant strains of E. coli, Klebsiella, Acinetobacter and Pseudomonas. For more information, visit www.triusrx.com.

Important Additional Information will be Filed with the U.S. Securities and Exchange Commission

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Trius stock.  Cubist has not commenced the tender offer for shares of Trius’ stock described in this announcement. Upon commencement of the tender offer, Cubist will file with the U.S. Securities and Exchange Commission (SEC) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Trius will file with the SEC a solicitation/recommendation statement on Schedule 14D-9.  Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or by contacting the investor relations departments of Cubist or Trius at their respective email addresses included below.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between Cubist and Trius; the expected timetable for completing the transaction; strategic and other potential benefits of the transaction, including that the transaction supports Cubist’s Building Blocks of Growth long-range goals; Trius’ product candidates, including regarding the therapeutic and commercial potential of, and the expected timing for filing U.S. and E.U. regulatory approval submissions for, tedizolid phosphate and the anticipated favorable impact resulting from the FDA’s designating tedizolid phosphate as a QIDP, including the five year extension of Hatch-Waxman exclusivity if tedizolid phosphate is ultimately approved by the FDA; and any other statements about Cubist or Trius managements’ future expectations, beliefs, goals, plans, or prospects, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied; that required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; the ability of Cubist to successfully integrate Trius’ operations and employees; the anticipated benefits of the transaction may not be realized; risks related to drug development and commercialization; the ability of Cubist to achieve its Building Blocks of Growth long-range goals, including as a result of Cubist’s ability to continue to grow revenues from the sale of CUBICIN® and ENTEREG® and any future products, competition, Cubist’s ability to successfully develop, gain marketing approval for and commercially launch its product candidates for their planned indications and on their expected timelines, and Cubist’s ability to discover, in-license or acquire new products and product candidates; and those additional factors discussed in Cubist’s and Trius’ most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission. Cubist and Trius caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and Cubist and Trius undertake no obligation to update or revise any of these statements.

Cubist Contacts:

INVESTORS:

Eileen C. McIntyre, (781) 860-8533
Vice President, Investor Relations
eileen.mcintyre@cubist.com

MEDIA:

Julie DiCarlo, (781) 860-8063
Senior Director, Corporate Communications
julie.dicarlo@cubist.com

Trius Therapeutics Contacts:

MEDIA:

Laura Kempke at MSLGROUP
trius@mslgroup.com
781-684-0770

INVESTORS:

Stefan Loren at Westwicke Partners, LLC
sloren@westwicke.com
443-213-0507